UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 20, 2020
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 - Material Modification to Rights of Security Holders

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2020, Margaret C. Whitman notified the Board of Directors of Dropbox, Inc. (the “Board”) that she will not stand for reelection at our 2020 Annual Meeting of Stockholders (“Annual Meeting”). She will continue to serve as a director until the date of our Annual Meeting.

“It has been a privilege to serve on the Dropbox Board for the last few years. The company has been on an amazing journey, from their public debut to the launch of the smart workspace just last year,” said Ms. Whitman. “While I’m moving on from the Board to focus on other endeavors, including my soon-to-be launched company, Quibi, I wish Drew, the directors, and the entire management team nothing but success as they take the company into its next phase of growth.”

Also on March 18, 2020, Arash Ferdowsi notified the Board that he will resign as both an officer of the company and as a member of the Board, effective as of March 19, 2020. Mr. Ferdowsi will remain at Dropbox to help with the transition until April 10, 2020. Our blog post announcing Mr. Ferdowsi’s plans is attached as Exhibit 99.1

“The last 13 years have been incredible,” said Mr. Ferdowsi. “We’ve come a long way since 2007 - from working out of a tiny apartment in North Beach to running a public company of nearly 3,000 people. I’ve learned so much from Drew and our team. I’m deeply proud of Dropbox, and it will always hold a very special place in my heart.”

“Thank you to Meg for everything she’s contributed to Dropbox over the last few years. Her decades of experience building and scaling companies have been invaluable to us as we've made the transition to a public company,” said CEO and co-founder Drew Houston.

“And to my co-founder Arash: Thank you for taking a leap of faith with me to start Dropbox. Your vision, passion for simplicity, and relentless focus on our users have made Dropbox the company it is today. I’m deeply grateful for our partnership and friendship.”

Dropbox and the Board thank both Mr. Ferdowsi and Ms. Whitman for their many contributions to the company.

Item 8.01 - Other Events

Dropbox adopted amended and restated bylaws that became effective on March 27, 2018 (the “Bylaws”). Article XI of the Bylaws provides in part, that, unless Dropbox consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 (such provision, a “Federal Forum Provision”).

On December 19, 2018, the Delaware Court of Chancery issued a decision in Matthew Sciabacucchi v. Matthew B. Salzberg et al., C.A. No. 2017-0931-JTL (Del. Ch.), finding that provisions such as the Federal Forum Provision are not valid under Delaware law. Following this decision, Dropbox issued an 8-K stating that it did not intend to enforce the Federal Forum Provision in its Bylaws unless and until such time there was a final determination by the Delaware Supreme Court regarding the validity of such provisions.

On March 18, 2020, the Delaware Supreme Court issued its decision in Salzburg et al. v. Matthew Sciabacucchi, No. 346, 2019 (Del.), which reversed the Delaware Court of Chancery’s decision. The Delaware Supreme Court found that provisions such as the Federal Forum Provision are facially valid under Delaware law. In light of this decision finally resolving the facial validity of such provisions, Dropbox intends to enforce the Federal Forum Provision in its Bylaws.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Blog post published by Dropbox, Inc. on March 20, 2020

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2020

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
General Counsel